SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549
                                 CURRENT  REPORT

                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934
                         (  DATE  OF  EARLIEST  REPORT)
                               June  14,  2005

                        NEW  MEDIUM  ENTERPRISES,  INC.
         -----------------------



            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION)

          NEVADA                                 11-3502174

       (ADDRESS,  INCLUDING  ZIP  CODE,  AND  TELEPHONE  NUMBER,  INCLUDING AREA
               CODE,  OF  REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)


                          DATE  OF  REPORT  June  14,  2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):

                            MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                 London  W3  7QS
                            Tel:  011  44  208  746-2018
                            Fax:  011  44  208  749-8025


ITEM:  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

On  June  20,  The  Company  filed  an  8K  report  as  follows:

On June 14, 2005 the company received $400,000.38 investment from an accredited Investor. The company is issuing 5,804,594 common shares to the investor at a Price of $0.0689 cents per share. The shares to be issued are restricted
Securities  as  the  term  is  defined  in  Rule  144  of  securities  act.

Said  8K  Report  should  be  amended  as  follows:

ITEM:  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

On June 14, 2005 the company received $400,000.38 investment from an accredited Investor. The company is issuing 5,804,594 common shares to the investor at a Price of $0.0689 cents per share. The shares to be issued are restricted Securities as the term is defined in rule 144 of securities act. The investor will have the right to exercise 2,000,000 common shares at an exercise price of $0.10 cents per share, exercisable within 180 days from June 9, 2005


On  9-1-2005  The  Company  filed  an  8K  report  as  follows:

  Mr. Andrew Danenza has been allocated 1,000,000 (one million) shares to be issued immediately for becoming Financial Consultant and Advisor to the Board.

Said  8K  Report  should  be  amended  to  read  as  follows:

Mr. Andrew Danenza has been allocated 2,000,000 (two million) shares for becoming a Consultant to the company, of which 1,000,000 (one million) to be issued immediately and 1,000,000 (one million) upon the completion of certain transactions and fundraising as outlined in his contract. Andrew Danenza is the son of Ann Kellgran, who is beneficial owner of May Ltd., an affiliate of the Company.



SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





NEW  MEDIUM  ENTERPRISES,  INC.
-------------------------------
(REGISTRANT)


BY:  /S/  MAHESH  JAYARANAYAN
CEO

September  6,  2005